                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Performance Food Group Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          [PERFORMANCE FOOD GROUP LOGO]

                          6800 PARAGON PLACE, SUITE 500
                            RICHMOND, VIRGINIA 23230
                                 (804) 285-7340


Dear Shareholder:

     It is my pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Performance Food Group Company (the "Company") to be held at 10:00 a.m., eastern daylight time, on Tuesday, May 6, 1997, at the Pocahontas Foods, USA, Inc. offices, located at 7420 Ranco Road, Richmond, Virginia.

     Shareholders will be asked to elect two directors and to consider and act on a proposal to amend the Company's 1993 Outside Directors' Stock Option Plan. In addition, we will present a report on the condition and performance of the Company, and you will have an opportunity to question management on matters that affect the interests of all shareholders.

     We hope you will be able to attend the meeting in person. Whether you expect to attend or not, we request that you complete and return the enclosed proxy card in the enclosed post-paid envelope. Your vote is important.

     I look forward to seeing you on May 6, 1997.

                                           Sincerely,


                                           /s/ Robert C. Sledd
                                           ------------------------------------
                                           Robert C. Sledd
                                           Chairman and Chief Executive Officer

                          [PEFORMANCE FOOD GROUP LOGO]

                          6800 PARAGON PLACE, SUITE 500
                            RICHMOND, VIRGINIA 23230
                                 (804) 285-7340

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Performance Food Group Company (the "Company") will be held at 10:00 a.m., eastern daylight time, on Tuesday, May 6, 1997 at the Pocahontas Foods, USA, Inc. offices, located at 7420 Ranco Road, Richmond, Virginia for the following purposes:

          1. To elect two (2) Class I directors to hold office for a term of three (3) years and until their successors are elected and qualified;

          2. To consider and act upon a proposal to amend the Company's 1993 Outside Directors' Stock Option Plan to increase the number of options granted to non-employee directors on the date of each annual shareholders' meeting; and

          3. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on March 17, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                          By the Order of the Board of Directors


                                          /S/ DAVID W. SOBER
                                          -------------------------------------
                                          DAVID W. SOBER, Secretary
Richmond, Virginia
March 27, 1997

     YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                          [PERFORMANCE FOOD GROUP LOGO]


                          6800 PARAGON PLACE, SUITE 500
                            RICHMOND, VIRGINIA 23230
                                 (804) 285-7340

                              --------------------
                                 PROXY STATEMENT
                              --------------------


     The accompanying proxy is solicited by the Board of Directors of Performance Food Group Company (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 6, 1997, and any adjournments thereof, notice of which is attached hereto.

     The purposes of the Annual Meeting are to elect two Class I directors; to consider and act upon a proposal to amend the Company's 1993 Outside Directors' Stock Option Plan (the "Outside Directors' Plan") to increase the number of options granted to non-employee directors on the date of each annual shareholders' meeting; and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the two director nominees and FOR the amendment of the Company's Outside Directors' Plan.

     The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

     The Board of Directors has fixed the close of business on March 17, 1997 as the record date for the Annual Meeting. Only record holders of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on that date will be entitled to vote at the Annual Meeting. On the record date, the Company had outstanding 11,693,229 shares of Common Stock. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing.

     The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Because directors are elected by a plurality of the votes cast by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, abstentions are not considered in the election. Because the amendment to the Outside Directors' Plan will be approved if votes for exceed votes cast against the proposal, abstentions are not considered in that vote. Any other matters as may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     This Proxy Statement and the Company's Annual Report to Shareholders have been mailed on or about March 27, 1997 to all shareholders of record at the close of business on March 17, 1997. The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's regular officers or employees personally or by telephone or telecopy. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information furnished to the Company as of March 17, 1997 concerning persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Common Stock.


                                                                                      AMOUNT AND
                                                                                      NATURE OF
                                 NAME AND ADDRESS                                     BENEFICIAL         PERCENT
                               OF BENEFICIAL OWNER                                    OWNERSHIP        OF CLASS(1)
                               -------------------                                    ----------       -----------
Performance Food Group Employee Savings and Stock Ownership Trust.................    1,481,697(2)        12.7%
    6800 Paragon Place, Suite 500
    Richmond, Virginia 23230

Palisade Capital Management, L.L.C................................................      849,800(3)         7.3%
    One Bridge Plaza, Suite 695
    Fort Lee, New Jersey 07024

-----------------
(1) Computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.
(2) 848,023 shares held by the ESOP have been allocated to an aggregate of approximately 1,500 employees of the Company who exercise voting power over such shares. The remaining 633,674 unallocated shares are voted by the Trustee at the direction of the Plan Committee which is appointed by the Board of Directors of the Company.
(3) Based solely on information contained in a Schedule 13G filed by Palisade Capital Management, L.L.C. with the Securities and Exchange Commission (the "SEC") on February 12, 1997.


                        PROPOSAL 1: ELECTION OF DIRECTORS

     The Company's Restated Charter classifies the Board of Directors into three classes, each class to be as nearly equal in number as possible, designated Class I, Class II and Class III. At each annual meeting, directors of the class whose term of office expires in that year are elected for a three-year term. The terms of the two Class I directors, Timothy M. Graven and Charles E. Adair, will expire upon the election and qualification of new directors at this Annual Meeting. The terms of each of the two Class II directors and each of the two Class III directors will expire at the annual meeting in 1998 and 1999, respectively. The Board of Directors has designated Timothy M. Graven and Charles E. Adair as the two nominees for reelection as Class I directors for a three-year term expiring at the annual meeting in 2000 and until their successors are elected and qualified. Both of the nominees are currently directors of the Company and were elected by the shareholders.

     Unless contrary instructions are received, it is intended that the shares represented by proxies solicited by the Board of Directors will be voted in favor of the election of the two Class I nominees as directors. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such an event should occur, the persons named in the form of proxy have advised the Company that they will vote for such substitute or substitutes as shall be designated by the current Board of Directors.

     The following table contains, as of March 17, 1997, certain information concerning the executive officers and directors of the Company, including the nominees, which information has been furnished to the Company by the individuals named.

                                                                                                    SHARES
                                                                                                    COMMON
                                                                                                    STOCK
                                       DIRECTOR      TERM                                        BENEFICIALLY         PERCENT
         NAME                 AGE        SINCE      EXPIRES               POSITION                 OWNED(1)          OF CLASS
         ----                 ---        -----      -------               --------                 --------          --------
Robert C. Sledd........       44         1987        1998       Chairman, Chief Executive         350,340(2)           2.9%
                                                                    Officer and Director
C. Michael Gray........       47         1992        1999       President, Chief Operating        142,205              1.2%
                                                                    Officer and Director
Roger L. Boeve.........       58                                Executive Vice President and      108,101(3)            *
                                                                    Chief Financial Officer
Thomas Hoffman.........       57                                Senior Vice President              52,169               *
Jerry J. Caro..........       54         1987        1999       Founding Chairman,                 56,250               *
                                                                    Senior Vice President
                                                                    and Director
David W. Sober.........       64                                Vice President of Human            32,172(3)            *
                                                                    Resources and Secretary
Fred C. Goad, Jr.......       56         1993        1998       Director                           19,250               *
Timothy M. Graven......       45         1993        1997       Director                           16,250               *
Charles E. Adair.......       49         1993        1997       Director                           19,250               *
All directors and
executive officers as a
group (9 persons)......                                                                            797,487             6.5%

--------------------

*    Less than one percent

(1) Includes the following shares which are not currently outstanding but which the named individuals are entitled to acquire within 60 days of the date hereof upon the exercise of options: Mr. Sledd - 2,250; Mr. Gray - 1,688; Mr. Boeve - 1,547; Mr. Hoffman - 4,781; Mr. Caro - 1,688; Mr. Sober - 984;
     Mr. Goad - 1,500; Mr. Graven - 1,500; Mr. Adair - 1,500; all directors and executive officers as a group (9 persons) - 17,438 shares. The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such persons individually and by the group, but are not deemed to be outstanding for the purposes of computing the percentage of ownership of any other person.

(2) Includes 40,500 shares held by Mr. Sledd as trustee for the benefit of his children. Also includes 2,250 shares held by Mr. Sledd's wife for which Mr. Sledd disclaims beneficial ownership.

(3) Excludes unallocated shares held by the ESOP. Mr. Boeve and Mr. Sober are trustees of the ESOP and are members of the Plan Committee which directs the voting of such shares.

------------------

     The following is a brief summary of the business experience of each of the executive officers and directors of the Company, including the nominees.

     Robert C. Sledd has served as Chairman of the Board of Directors since February 1995 and has served as Chief Executive Officer and a director of the Company since 1987. Mr. Sledd served as President of the Company from 1987 to February 1995. Mr. Sledd has served as a director of Taylor & Sledd Industries, Inc., a predecessor of the Company, since 1974, and served as President and Chief Executive Officer of that company from 1984 to 1987. Mr. Sledd also serves as a director of SCP Pool Corporation.

     C. Michael Gray has served as President and Chief Operating Officer of the Company since February 1995 and has served as a director of the Company since 1992. Mr. Gray served as President of Pocahontas Foods, USA, Inc. ("Pocahontas"), a wholly-owned subsidiary of the Company, from 1981 to 1995. Mr. Gray had been employed by Pocahontas since 1975, serving as Marketing Manager and Vice President of Marketing. Prior to joining Pocahontas, Mr. Gray was employed by the Kroger Company as a produce buyer.

     Roger L. Boeve has served as Executive Vice President and Chief Financial Officer of the Company since 1988. Prior to that date, Mr. Boeve served as Executive Vice President and Chief Financial Officer for The Murray Ohio Manufacturing Company and as Corporate Vice President and Treasurer for Bausch and Lomb. Mr. Boeve is a certified public accountant.

     Thomas Hoffman has served as Senior Vice President of the Company since February 1995. Mr. Hoffman has also served as President of Kenneth O. Lester Company, a wholly-owned subsidiary of the Company, since 1989. Prior to joining the Company in 1989, Mr. Hoffman had served in executive capacities at Booth Fisheries Corporation, a subsidiary of Sara Lee Corporation, as well as C.F.S. Continental, Miami and International Foodservice, Miami, two foodservice distributors.

     Jerry J. Caro has served as Founding Chairman of the Company since February 1995, as a director of the Company since 1987, and as Senior Vice President since 1989. Mr. Caro served as Vice Chairman of the Company from 1988 to February 1995. Although Mr. Caro is no longer involved in day to day management of the Company, pursuant to an agreement with the Company, he provides consulting services as requested. Prior to joining the Company, Mr. Caro was the President of Caro Produce & Institutional Foods, Inc., a wholly-owned subsidiary of the Company.

     David W. Sober has served as Vice President of Human Resources since 1987 and as Secretary of the Company since March 1991. Mr. Sober served as Vice President for Purchasing of the Company from March 1991 to July 1994. Mr. Sober served as Corporate Vice President and Secretary for Taylor & Sledd Industries, Inc., a predecessor of the Company, during 1986 and 1987. Mr. Sober held various positions in other companies in the wholesale and retail food industries, including approximately 30 years with the A&P grocery store chain.

     Fred C. Goad, Jr. has served as a director of the Company since July 1993. Since June 1996, Mr. Goad has served as Chairman and Co-Chief Executive Officer and a director of ENVOY Corporation ("ENVOY"), a provider of electronic transaction processing services for the health care industry. From 1985 to June 1996, Mr. Goad served as President and Chief Executive Officer and as a director of ENVOY. Prior to 1985, Mr. Goad served in executive positions with UCCEL Corporation and FISI-Madison Financial Corp. Mr. Goad also serves as a director of Oacis Healthcare Systems, Inc.

     Timothy M. Graven has served as a director of the Company since August 1993. Mr. Graven is the Managing Partner and co-founder of Triad Investment Company, LLC, a private investment firm founded in 1995. Mr. Graven previously served as President and Chief Operating Officer of Steel Technologies, Inc. of Louisville, Kentucky, a steel processing company, from March 1990 to November 1994, as Executive Vice President and Chief Financial Officer from May 1985 to March 1990 and as a director from 1982 to 1994.

     Charles E. Adair has served as a director of the Company since August 1993. Mr. Adair is the Chairman and founder of Adair & Associates, Inc., a consulting and private investment firm founded in 1993 and is President of Kowaliga Capital, Inc., a venture capital management company founded in 1994. Mr. Adair was employed by Durr- Fillauer Medical, Inc., a distributor of pharmaceuticals and other medical products, from 1973 to 1992, serving as Executive Vice President from 1978 to 1981, as President and Chief Operating Officer from 1981 to 1992, and as a director from 1976 to 1992. Mr. Adair also serves as a director of Tech Data Corporation, a distributor of microcomputers and related hardware and software products. Mr. Adair is a certified public accountant.

     The Board of Directors has established an Audit Committee for the purpose of recommending the Company's auditors, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit examination, acting as a liaison between the Board and the auditors and reviewing various Company policies, including those related to accounting and internal control matters. Messrs. Goad, Graven and Adair comprise the Audit Committee, which met two times during the fiscal year ended December 28, 1996.

     The Board of Directors has established a Compensation Committee for the purpose of evaluating the performance of the Company's officers, reviewing and approving officers' compensation, formulating bonuses for the Company's management and administering the Company's stock incentive plans. Messrs. Goad, Graven and Adair comprise the Compensation Committee, which met two times during the fiscal year ended December 28, 1996.

     The Board of Directors held eight meetings, three of which were via teleconference, during the fiscal year ended December 28, 1996. All incumbent directors attended at least 75% of the meetings of the Board and each committee of the Board on which such directors served, held during fiscal 1996. The Board of Directors does not have a nominating committee.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company during the three fiscal years ended December 28, 1996 (fiscal 1996), December 30, 1995 (fiscal 1995), and December 31, 1994 (fiscal 1994) for (i) the Chief Executive Officer of the Company and (ii) the four highest paid executive officers of the Company whose salary and bonus payments exceeded $100,000 (collectively, the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                         COMPENSATION
                                                        ANNUAL COMPENSATION                 AWARDS
                                              ----------------------------------------   ------------
                                                                                          SECURITIES
                                                                          OTHER ANNUAL    UNDERLYING      ALL OTHER
             NAME AND              FISCAL      SALARY       BONUS         COMPENSATION   OPTIONS/SARS   COMPENSATION
        PRINCIPAL POSITION          YEAR        ($)          ($)              ($)          (#)(1)(2)         ($)
        ------------------         ------     --------     --------       ------------   ------------   ------------
Robert C. Sledd                     1996      $242,466     $111,139        $  --             13,501       $7,174(8)
    Chairman and Chief Executive    1995       189,780      121,523         50,697(4)        11,250        7,265(8)
    Officer                         1994       134,658       23,740(3)        --               --          5,995(8)

C. Michael Gray                     1996       201,509      100,709         35,724(5)        18,751        7,174(8)
    President and Chief Operating   1995       169,599       80,704         46,404(5)        11,250        7,265(8)
    Officer                         1994       121,747      103,562(3)        --               --          5,995(8)

Roger L. Boeve                      1996       173,741       49,705         39,968(6)        14,251        7,174(8)
    Executive Vice President and    1995       146,118       54,234         26,670(6)         7,500        7,265(8)
    Chief Financial Officer         1994       130,730       15,690(3)        --               --          5,995(8)


Thomas Hoffman                      1996       172,877       59,431           --             16,501        7,174(8)
    Senior Vice President           1995       141,759      160,126           --              3,000        7,265(8)
                                    1994       111,278       21,839(3)        --               --          5,995(8)

David W. Sober                      1996       113,568       28,785           --              4,200        6,931(8)
    Vice President of Human         1995       100,133       25,471           --              3,000        5,665(8)
    Resources and Secretary         1994        84,378        9,846(3)      10,397(7)          --          4,376(8)

-------------------------
(1) Adjusted to reflect 3-for-2 stock split in the form of a stock dividend paid on July 15, 1996.
(2) Number of stock options granted under the Company's 1993 Employee Stock Incentive Plan (the "1993 Plan").
(3) Includes the value of bonus shares issued under the 1993 Plan. The shares were fully vested upon issuance. Shares were granted as follows: Mr. Sledd
     - 419, Mr. Gray - 693, Mr. Boeve - 267, Mr. Hoffman - 540 and Mr. Sober - 86 at a fair market value of $12.75 per share; Mr. Sledd - 109, Mr. Gray - 183, Mr. Boeve - 75, Mr. Hoffman - 41 and Mr. Sober - 46, at a fair market value of $12.83 per share; Mr. Sledd - 165, Mr. Gray - 180, Mr. Boeve - 132, Mr. Hoffman - 138, and Mr. Sober - 44, at a fair market value of $14.17 per share determined by the closing price of the Company's common stock on The Nasdaq Stock Market on the date of the grant.
(4) Includes $42,851 for moving expenses in connection with the Company's relocation of its headquarters to Richmond, Virginia.
(5) Includes $28,049 in 1996 and $38,487 in 1995 for moving expenses in connection with Mr. Gray's temporary relocation to the Company's facility in Atlanta, Georgia.

(6) Includes $32,122 in 1996 and $18,824 in 1995 for moving expenses in connection with the Company's relocation of its headquarters to Richmond, Virginia.
(7)  Includes $7,410 in 1994 as an automobile allowance.
(8) Includes the dollar value of allocations to the Named Executive Officer under the Performance Food Group Employee Savings and Stock Ownership Plan (the "ESOP") based on the closing price of the Company's Common Stock on The Nasdaq Stock Market of $12.50 per share on December 31, 1994 for fiscal 1994, of $23.75 per share on December 30, 1995 for fiscal 1995, and $15.25 per share at December 28, 1996 for fiscal 1996. The 1996 allocations are estimated, however, the Company does not believe that the allocations will change materially.

------------------


     The following table summarizes certain information concerning stock option grants to each of the Named Executive Officers during the fiscal year ended December 28, 1996:


                        OPTION GRANTS IN FISCAL YEAR 1996


                                              INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE
                       ---------------------------------------------------------------       VALUED AT ASSUMED
                         NUMBER OF                                                            ANNUAL RATES OF
                         SECURITES        PERCENT OF                                            STOCK PRICE
                        UNDERLYING       TOTAL OPTIONS       EXERCISE                         APPRECIATION FOR
                          OPTIONS         GRANTED TO            OR                               OPTION TERM
                          GRANTED        EMPLOYEES IN       BASE PRICE      EXPIRATION     -------------------------
       NAME              (#)(1)(2)        FISCAL YEAR        ($/SHARE)         DATE         5% ($)           10% ($)
-----------------      ------------      -------------      ----------      ----------     --------         --------
Robert C. Sledd            13,501            4.5%             $14.50         2/15/06       $123,115        $311,998
C. Michael Gray            18,751            6.2%             $14.50         2/15/06        170,990         433,322
Roger L. Boeve             14,251            4.7%             $14.50         2/15/06        129,954         329,330
Thomas Hoffman             16,501            5.5%             $14.50         2/15/06        150,472         381,326
David W. Sober              4,200            1.4%             $14.50         2/15/06         38,300          97,059

-------------------

(1) All options granted to the Named Executive Officers were granted on February 15, 1996 pursuant to the 1993 Plan. The options become 100% exercisable on February 15, 2000. If any of certain events, which generally constitute a change in control of the Company occur, the options would become immediately exercisable. The options were granted at an exercise price determined by the closing price of the Company's Common Stock on The Nasdaq Stock Market on the date of grant.

(2) Adjusted to reflect 3-for-2 stock split in the form of a stock dividend paid on July 15, 1996.


     The Company has not awarded stock appreciation rights to any employee and has no long-term incentive plans, as that term is defined in regulations promulgated by the SEC. During the fiscal year ended December 28, 1996, the Company did not adjust or amend the exercise price of stock options awarded to the Named Executive Officers, whether through amendment, cancellation or replacement grants, or other means. Also, the Company presently has no defined benefit or actuarial plans covering any employees of the Company.

The following table sets forth certain information with respect to stock options issued to the Named Executive Officers pursuant to the 1993 Plan and the 1989 Nonqualified Stock Option Plan. No stock options have been exercised by the Named Executive Officers in fiscal 1996.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL 1996 YEAR-END OPTION VALUES


                                                                 NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                          SHARES                                UNDERLYING UNEXERCISED                 IN-THE-MONEY
                       ACQUIRED ON        VALUE                    OPTIONS HELD AT                     OPTIONS AT
                       EXERCISE (#)    REALIZED ($)              DECEMBER 28, 1996               DECEMBER 28, 1996(1)
                       ------------    ------------          ---------------------------     ------------------------------
    NAME                                                     EXERCISABLE   UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
    ----                                                     -----------   -------------     -----------      -------------
Robert C. Sledd.......     NONE            NONE                110,812        24,189         $1,170,363         $ 75,125
C. Michael Gray.......     NONE            NONE                 80,999        28,877            864,246           73,892
Roger L. Boeve........     NONE            NONE                 85,266        21,423            903,041           54,452
Thomas Hoffman........     NONE            NONE                 20,718        23,532            198,834           68,173
David W. Sober........     NONE            NONE                 15,404         7,434            159,580           24,015

--------------------

(1) BASED ON THE CLOSING PRICE OF THE COMPANY'S COMMON STOCK ON THE NASDAQ STOCK MARKET AT DECEMBER 28, 1996 OF $15.25 PER SHARE.


DIRECTOR COMPENSATION

     Non-employee directors receive an annual retainer of $3,000 and a fee of $1,000 for each Board meeting attended, $500 for each committee meeting attended on a day on which there is no regularly scheduled Board meeting, $500 for each meeting attended by telephone and are reimbursed for expenses reasonably incurred in connection with their services as a director. Directors who are officers or employees of the Company receive no compensation for serving as members of the Board. The aggregate amount of fees paid to all of the non-employee directors for fiscal 1996 was $25,500.

     Each non-employee director participates in the Outside Directors' Plan, which was approved by the shareholders of the Company on July 21, 1993. Non-employee directors elected to the Board subsequent to the adoption of the Outside Directors' Plan will receive an option for 5,250 shares upon their election to the Board of Directors and, if the proposed amendment to the Outside Directors' Plan is approved by the shareholders, all non-employee directors will receive an annual option grant of 2,500 shares as of the date of each annual meeting of shareholders. The options become exercisable, subject to a director's continued service on the Board of Directors, one year from the date of grant, and expire on the tenth anniversary of such date. All options issued under the Outside Directors' Plan have an exercise price per share at the date of grant equal to the closing sale price on The Nasdaq Stock Market on that date. At December 28, 1996, there were three participants under the Outside Directors' Plan who held options covering an aggregate of 15,750 shares at an exercise price of $9.33 per share, 4,500 shares at an exercise price of $14.17 per share, 4,500 shares at an exercise price of $12.67 per share, and 4,500 shares at an exercise price of $18.33 per share. There have been no exercises to date of options granted under the Outside Directors' Plan.

     The Board of Directors may in the future adjust the compensation of directors as it deems advisable and consistent with the best interests of the Company's shareholders and the financial abilities of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1996, the Compensation Committee of the Board of Directors was composed of Messrs. Goad, Graven and Adair. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company's executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions with respect to compensation of the Named Executive Officers for fiscal 1996 were made by the Compensation Committee of the Board of Directors, which was composed of Messrs. Goad, Graven and Adair. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. The Compensation Committee approves compensation actions and long-term incentive awards to the Named Executive Officers and other key employees of the Company, and reviews and administers the incentive compensation, stock option and other compensation plans of the Company.

The overall objectives of the Company's executive compensation program for fiscal 1996 were to:

     -   Attract and retain the highest quality talent to lead the Company

     -   Reward key executives based on business performance

     -   Design incentives to maximize shareholder value

     - Assure that objectives for corporate and individual performance are measured

     The philosophy upon which these objectives were based is to provide incentive to the Company's officers to enhance the profitability of the Company and align closely the financial interests of the Company's officers with those of its shareholders. In order to implement this philosophy for fiscal 1996, the Compensation Committee reviewed the various elements of executive compensation, including salaries, incentive compensation awards and stock option awards under the 1993 Plan. In 1995, the Compensation Committee retained William M. Mercer, Incorporated ("Mercer"), a nationally known consulting firm, to determine for the Compensation Committee the Company's practices relative to a comparable group of companies of similar size. The Mercer analysis and the recommendation of the Company's Chairman, Robert C. Sledd, were used by the Compensation Committee to establish compensation levels for fiscal 1996 for members of senior management.

     The Compensation Committee set annual salaries for the Named Executive Officers somewhat below competitive levels so that the Company relies to a significant degree on annual cash bonuses and long-term stock based incentive compensation to attract and retain senior management of outstanding abilities and to motivate them to perform to the full extent of their abilities. Beginning in fiscal 1995, the Compensation Committee and the Board implemented an annual cash bonus program for senior management, including the Named Executive Officers, based on Economic Value Added ("EVA"). EVA measures the Company's ability to generate after-tax operating profits in excess of the cost of capital, including both debt and equity, employed to generate that profit. The Company's bonus program includes a component based on the improvement in EVA over the prior year and a component based on current year EVA. Under this program, an executive's bonus varies directly with improvement in and with the amount of after-tax operating profits in excess of the cost of capital. Therefore, an executive is rewarded for creating shareholder wealth by most effectively utilizing the Company's capital. In addition, an executive's bonus is "at risk" in that no bonuses are paid if the Company fails to improve the utilization of capital or generate after-tax operating profits in excess of the cost of capital. Based on the foregoing, the Company's Chairman and Chief Executive Officer, Robert C. Sledd, was paid a base salary in fiscal 1996 of approximately $250,000 and earned bonuses under the cash bonus program totaling $111,139.

     The long-term incentive program for senior management consists of stock option and other stock-based awards granted under the 1993 Plan. During the first quarter of 1996, the Compensation Committee approved the grant of an aggregate of 67,204 stock options under the 1993 Plan to the Named Executive Officers, including 13,501 to Mr. Sledd. These options were granted at the fair market value on the date of grant and vest four years from the date of grant. The Compensation Committee intends to consider granting stock options to members of senior management, including the Named Executive Officers, periodically following a review of the Company's operating results.

FEDERAL INCOME TAX DEDUCTIBILITY LIMITATIONS

     The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes enacted as part of the 1993 Omnibus Budget Reconciliation Act ("OBRA") and to seek to qualify the Company's long-term compensation awards as performance-based compensation excluded from the $1,000,000 limit. Compensation under the Company's stock incentive plans is currently excluded from the $1,000,000 limit under the transition rules contained in the proposed Treasury regulations under OBRA and none of the Company's executive officers has received other compensation that could potentially exceed the applicable limits under OBRA.

     The tables set forth under "Executive Compensation," and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion.

Fred C. Goad, Jr.           Timothy M. Graven             Charles E. Adair

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the percentage change in the unaudited total return on the Company's Common Stock against the cumulative total return of the S&P 500 Index and the S&P Distributors (Consumer Products) Index between August 24, 1993 (the date the Company's Common Stock began trading on the Nasdaq National Market) and December 28, 1996. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 at August 24, 1993, and that all dividends were reinvested.



                                 August 1993    1993     1994     1995      1996
                                 -----------    ----     ----     ----      ----
Performance Food Group Company       $100       $158     $ 81     $153      $150
S&P 500 Index                        $100       $102     $104     $143      $175
S&P Distributors (Food and Health)   $100       $ 97     $102     $128      $127

       PROPOSAL 2: AMENDMENT OF 1993 OUTSIDE DIRECTORS' STOCK OPTION PLAN


     The Committee (as defined herein) and the Board of Directors believe that an important element of director compensation is equity-based incentive compensation. Such compensation advances the interests of the Company by encouraging, and providing for, the acquisition of equity interests in the Company by outside directors, thereby providing substantial motivation for superior performance and aligning their interest with shareholders. The Committee, which consists entirely of outside directors, reviewed the Company's non-qualified stock options and concluded that the number of options granted to non-employee directors under the Outside Directors' Plan on the date of each annual shareholders' meeting did not provide sufficient equity-based incentive compensation. Accordingly, the Board of Directors at its February 13, 1997 meeting proposed the adoption, subject to shareholder approval, of an amendment to the Outside Directors' Plan (the "Outside Directors' Plan Amendment") to increase the number of options to purchase shares of Common Stock granted to outside directors at each annual shareholders' meeting from 1,500 shares to 2,500 shares. The Board of Directors believes that the approval of the Outside Directors' Plan Amendment is essential to further the long-term stability and financial success of the Company by attracting, motivating and retaining qualified non-employee directors through the use of stock incentives.

     The full text of the Outside Directors' Plan Amendment is attached as Exhibit A to this Proxy Statement. If approved by the shareholders at the Annual Meeting, the Outside Directors' Plan Amendment will become effective immediately.

SUMMARY OF THE OUTSIDE DIRECTORS' PLAN AMENDMENT

     The Outside Directors' Plan Amendment would increase the number of options granted to non-employee directors at the date of each annual shareholders' meeting from 1,500 to 2,500.

SUMMARY OF MATERIAL PROVISIONS OF THE OUTSIDE DIRECTORS' PLAN

     The following is a summary of the material provisions of the Outside Directors' Plan, as proposed to be amended:

     Shares. The Outside Directors' Plan currently authorizes 105,000 shares of Common Stock for issuance or subject to issuance upon exercise of outstanding awards under the Outside Directors' Plan. Options under the plan are awarded pursuant to a formula: each non-employee director receives an option grant to purchase 5,250 shares of Common Stock upon election to the Board of Directors. In addition, each non-employee director receives on the date of each annual meeting of shareholders an option grant to purchase 2,500 shares of Common Stock. If shares subject to an option under the Outside Directors' Plan cease to be subject to such option, if shares under the Outside Directors' Plan are forfeited, or otherwise terminate without a payment being made to the participant in the form of Common Stock and without the payment of any dividends thereon, such shares will again be available for future distributions under the Outside Directors' Plan.

     Participation. Outside Directors' Plan awards may be made to outside directors of the Company. The Outside Directors' Plan, as amended, imposes no limit on the number of directors to whom awards may be made.

     Administration. The Outside Directors' Plan is administered by a committee of no less than two non-employee directors appointed by the Board of Directors (the "Committee"). However, the Committee has no discretion to determine which outside directors will receive options, to set the number of shares subject to option awards or to set the exercise price for an option. The Outside Directors' Plan is currently administered by the Committee which is comprised of three outside directors.

     A stock option will be exercisable on the first anniversary of the date of grant, and the option price shall be the fair market value of the stock on the date of grant. Options expire 10 years from the date of grant. Payment of the option price may be made in cash, or, as determined by the Committee, by unrestricted Common Stock having a fair market value equal to the option price.

     Upon termination of a participant's service as a director for cause, as determined by the Committee, such director's stock options will terminate. If service is involuntarily terminated without cause, stock options will be exercisable for one year following termination or until the end of the option period, whichever is shorter. On the death of a director, stock options will be exercisable by his personal representative within the lesser of the remainder of the option period or three years from the date of death. Upon the disability of a director, stock options will be exercisable within the lesser of the remainder of the option period or one year from the date of the director's disability.

     Amendments. The Outside Directors' Plan may be amended by the Board of Directors except that the Board may not, without the approval of the Company's shareholders, (i) extend the term of the Outside Directors' Plan; (ii) materially modify the eligibility requirements to receive options under the Outside Directors' Plan; (iii) increase the number of shares of Common Stock which may be issued pursuant to the exercise of options granted under the Outside Directors' Plan; (iv) change the minimum purchase price; or (v) materially increase the benefits accruing to optionees under the Outside Directors' Plan.

     Term. A stock option is not exercisable more than ten years from the date of grant, and no stock option may be granted on or after August 24, 2003.

     Adjustments. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization, or other change in the Company's structure affecting the Common Stock, appropriate adjustments will be made by the Committee, in its sole discretion, in the number of shares reserved under the Outside Directors' Plan, in the number of shares covered by options then outstanding under the Outside Directors' Plan and, where applicable, the exercise price for awards under the Outside Directors' Plan.

     Federal Income Tax Aspects. With respect to the non-qualified stock options to be granted pursuant to the Outside Directors' Plan: (i) no income is realized by the participant at the time the option is granted; (ii) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise, and the Company will be entitled to a tax deduction of the same amount; and (iii) at disposition, any appreciation (or depreciation) after date of exercise is treated as either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

AWARD GRANTS UNDER THE PLAN

     The following table shows as to each of the outside directors, the aggregate number of shares of Common Stock subject to awards under the Outside Directors' Plan since its inception and the weighted average per share option exercise price. As of March 17, 1997, the market value of a share of Common Stock based on the closing price for such stock on The Nasdaq Stock Market on that date was $17.63.

                                  Fred C.          Timothy M.                            All Outside Directors
                                C. Goad, Jr.         Graven        Charles E. Adair            as a Group
                                ------------       ----------      ----------------      ---------------------
STOCK OPTIONS

Number of Shares                   9,750             9,750              9,750                    29,250

Weighted average
 per share exercise
 price..................          $11.97            $11.97             $11.97                   $11.97

CONCLUSION AND RECOMMENDATION

     The Board of Directors believes it is in the best interests of the Company and its shareholders to adopt the amendment to the Outside Directors' Plan to attract and retain the highest quality of experienced persons as directors and to encourage greater stock ownership by directors to align the interests of the directors of the Company more closely with the interests of the Company's shareholders. The Board of Directors recommends a vote FOR approval of the amendment to the 1993 Outside Directors' Stock Option Plan.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 1996, except that one transaction for Mr. Adair was not timely reported. Such transaction was subsequently reported.

                              CERTAIN TRANSACTIONS

     In 1988, Pocahontas leased certain land and buildings from Taylor & Sledd, Inc., a Virginia corporation owned by Robert C. Sledd and certain members of his family. The lease provides for monthly payments of approximately $48,000 and expires on July 31, 2004, subject to certain renewal options on the same terms for successive one year periods. Pocahontas made lease payments in the aggregate amount of $601,100 during fiscal 1996.

     H.C. Sledd, Jr., is a majority shareholder of Virginia Foodservice Group, Inc. ("VFG"), an independent distributor located in Richmond, Virginia, which participates in various buying programs sponsored and administered by the Company. VFG receives its proportionate share of rebates received from unaffiliated manufacturers or vendors participating in the programs. Mr. Sledd has pledged 6,000 shares of the Company's Common Stock to secure any obligations of VFG to the Company. Robert C. Sledd serves as a director of VFG.

     During 1996, Jerry J. Caro was a minority owner in KMB Transport, Ltd. ("KMB Transport") in Houma, Louisiana, which provides trucking services to the Company from time to time through one or more of the Company's wholly owned subsidiaries. One of Mr. Caro's children now owns a minority interest in KMB Transport. The Company made payments to KMB Transport during fiscal 1996 of approximately $1,261,133.

     In connection with the move of the Company's headquarters to Richmond, Virginia, the Company adopted a relocation policy whereby the Company would facilitate the relocation of its executive officers who were required to move. Pursuant to that policy, the Company purchased the home of Roger L. Boeve in March 1996 for $732,500, based on its fair market value calculated as the average of appraisals of the property by two independent appraisers.

     The Board of Directors of the Company has adopted a policy which provides that any transaction between the Company and any of its directors, officers, or principal shareholders or affiliates thereof must be on terms no less favorable to the Company than could be obtained from unaffiliated parties and must be approved by vote of a majority of the disinterested directors of the Company. Management believes that past transactions have complied with this policy.

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected KPMG Peat Marwick LLP to serve as independent auditors for the current fiscal year. Such firm has served as the Company's independent auditors since 1987. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                            PROPOSALS OF SHAREHOLDERS

     Shareholders intending to submit proposals for presentation at the next annual meeting of the shareholders of the Company and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to David W. Sober, Secretary, Performance Food Group Company, 6800 Paragon Place, Suite 500, Richmond, Virginia 23230. Proposals must be in writing and must be received by the Company prior to November 27, 1997. Proposals should be sent to the Company by certified mail, return receipt requested.

                                                                      EXHIBIT A


               SECOND AMENDMENT TO PERFORMANCE FOOD GROUP COMPANY
                    1993 OUTSIDE DIRECTORS' STOCK OPTION PLAN


     Section 3 of the Performance Food Group Company 1993 Outside Directors' Stock Option Plan is hereby amended, effective May 6, 1997, subject to the approval of the Performance Food Group Company shareholders at the 1997 Annual Meeting of Shareholders, as follows:

     1. By deleting the second sentence in its entirety and substituting therefor the following:

          "In addition, each non-employee director shall receive on the date of the Annual Meeting of Shareholders, commencing with the 1997 Annual Meeting, an option grant each for the purchase of 2,500 shares of stock."

                                                                     Appendix A
                         PERFORMANCE FOOD GROUP COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 6, 1997
                                     PROXY
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT 10:00 A.M. (EDT) ON MAY 6, 1997 AND ANY ADJOURNMENT(S) THEREOF. The undersigned hereby appoints David W. Sober and Roger L. Boeve, or either of them, with full power of substitution, as attorneys, and hereby authorizes them to represent and to vote in the name of and as proxy for the undersigned, as designated, all of the shares of common stock of Performance Food Group Company held of record by the undersigned on March 17, 1997.

1. ELECTION OF CLASS I DIRECTORS TO SERVE UNTIL THE 2000 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

  [ ] FOR all nominees listed below (except as marked to the contrary below).

                      TIMOTHY M. GRAVEN    CHARLES E. ADAIR

  To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

  [ ] WITHHOLD AUTHORITY to vote for all nominees.

2. AMENDMENT OF THE 1993 OUTSIDE DIRECTORS' PLAN.

              [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting or any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES REFERRED TO IN PROPOSAL 1 AND FOR THE AMENDMENT TO THE 1993 OUTSIDE DIRECTORS' PLAN.

    The undersigned revokes any prior proxies to vote the shares covered by this proxy.

                                                 Dated: _________________, 1997

                                                 ______________________________
                                                 Signature

                                                 ______________________________
                                                 Signature if Held Jointly

                                                 Please sign exactly as name
                                                 appears on your share
                                                 certificates. Each joint owner
                                                 must sign. When signing as
                                                 attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name as
                                                 authorized. If a partnership or
                                                 limited liability company,
                                                 please sign in such
                                                 organization's name by an
                                                 authorized person.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED REPLY
       ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.